                                                                    EXHIBIT 10.4


                           MASTER ALLIANCE AGREEMENT

       This MASTER ALLIANCE AGREEMENT (this "AGREEMENT") is made and entered into as of January 9, 1997 by and among American General Hospitality Corporation, a Maryland corporation, which operates as a real estate investment trust (the "COMPANY"), American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP" and together with the Company, "AGT"), WHC Franchise Corporation ("WYNDHAM"), a Delaware corporation and a wholly-owned subsidiary of Wyndham Hotel Corporation ("WYN"), and WHC Development Corporation, a Delaware corporation ("WHC"). For the limited purposes set forth herein, WYN shall be a party to this Agreement.

       WHEREAS, the Company was formed for the purpose of continuing and expanding the hotel acquisition, development and repositioning operations of American General Hospitality, Inc. ("AGHI");

       WHEREAS, the Company owns a portfolio of sixteen hotels and intends to continue to purchase and acquire hotels; and

       WHEREAS, the Company and Wyndham desire to pursue a strategic alliance pursuant to which (i) Wyndham would have the non-exclusive right, but not the obligation, to franchise hotels acquired by AGT after the date of this Agreement if the Company shall determine that any such hotel should undergo brand conversion, (ii) Wyndham shall purchase a certain number of shares of Common Stock or OP Units (as hereinafter defined) with respect to certain hotels acquired by AGT that Wyndham shall franchise, and (iii) with respect to hotels acquired by Wyndham or WHC after the date of this Agreement, AGT would have the non-exclusive right to be included in any solicitation of real estate investment trusts ("REITS") to (A) purchase those hotels with respect to which Wyndham or WHC intends to assign the purchase agreement to a REIT or (B) enter into a sale-leaseback arrangement with Wyndham or WHC pursuant to those sale-leaseback arrangements that Wyndham or WHC intend to enter into with a REIT simultaneously upon the acquisition of such hotel by Wyndham or WHC.

       NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

       1.     Definitions.

       As used in this Agreement, the following capitalized defined terms shall have the following meanings:

       "ACCEPTED FINANCIAL PROJECTIONS" shall have the meaning set forth in
Section 2(d) hereof.

       "ACQUISITION NOTICE" shall have the meaning set forth in Section 2(c) hereof.

       "AGHI" shall mean American General Hospitality, Inc., a Texas corporation.


       "AGREEMENT" shall have the meaning set forth in the Preamble.

       "AGT'S REPRESENTATIVES" shall mean any of AGT's affiliates, directors, officers, employees and representatives (including, without limitation, lenders, financial advisors, attorneys and accountants).

       "BANK FACILITY" shall have the meaning set forth in Section 2(b) hereof.

       "CLOSING" shall have the meaning set forth in Section 4(c) hereof.

       "COMMON STOCK" shall mean shares of common stock, $0.01 par value per share, of the Company.

       "COMPANY" shall have the meaning set forth in the Preamble and also shall include the Company's successors.

       "CONTROL" shall have the meaning set forth in Section 3 hereof.

       "CONTROLLING INTEREST" shall have the meaning set forth in Section 3 hereof.

       "CROW INTERESTS" shall have the meaning set forth in Section 13(b) hereof.

       "ENTITIES" shall have the meaning set forth in Section 13 hereof.

       "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

       "FRANCHISE AGREEMENT" shall have the meaning set forth in Section 2(a) hereof.

       "FRANCHISED HOTEL" shall have the meaning set forth in Section 2(a) hereof.

       "FTC RULE" shall have the meaning set forth in Section 3 hereof.

       "HSR ACT" shall have the meaning set forth in Section 4(g) hereof.

       "LENDERS" shall have the meaning set forth in Section 4(a) hereof.

       "LESSEE" shall mean AGH Leasing, L.P., a Delaware limited partnership.

       "LESSEE ENTITIES" shall have the meaning set forth in Section 3 hereof.





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       "LINE OF CREDIT" shall mean AGT's $100 million line of credit with
Societe General, Southwest Agency, Bank One, Texas, N.A.

       "MANAGEMENT AGREEMENT" shall have the meaning set forth in Section 2(b) hereof.

       "NYSE" shall have the meaning set forth in Section 6(e) hereof.

       "OFFER" shall have the meaning set forth in Section 2(d) hereof.

       "OP UNITS" shall have the meaning set forth in Section 4(a) hereof.

       "OPERATING PARTNERSHIP" shall mean set forth in the Preamble.

       "PENDING HOTEL" shall have the meaning set forth in Section 2(a) hereof.

       "PERSON" shall mean an individual, partnership, corporation, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

       "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in
Section 9.

       "SEC" shall mean the Securities and Exchange Commission.

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

       "WHC" shall have the meaning set forth in the Preamble.

       "WYNDHAM'S REPRESENTATIVES" shall mean any of Wyndham's affiliates, directors, officers, employees and representatives (including, without limitation, lenders, financial advisors, attorneys and accountants).

       2.     Right to Franchise.

              (a) Non-Exclusive Right. Wyndham shall have a non-exclusive right during the term of this Agreement, but not an obligation, to franchise each hotel acquired by AGT, or as to which it enters into an acquisition agreement, during the term hereof and to cause such hotel to be operated under the "Wyndham" name (a "FRANCHISED HOTEL") pursuant to a franchise agreement substantially in the form attached hereto as Exhibit A (the "FRANCHISE AGREEMENT"); provided, however, that Wyndham shall only have such non-exclusive right pursuant to this Section 2(a) in the event that (i) AGT shall affirmatively elect, in AGT's sole and absolute discretion, to change or otherwise replace the existing franchise under which such hotel shall be operating at the time of such hotel's acquisition by AGT and (ii) AGT shall acquire the Franchised Hotel and elect to lease such hotel to the Lessee and the Lessee shall elect to retain AGHI to manage and operate such hotel.

              (b) Pending Hotel. The parties hereby agree that the hotel set forth on Exhibit B (the "PENDING HOTEL") hereto will be a Franchised Hotel for purposes of this Agreement subject to the





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satisfaction of the conditions to be set forth in the Franchise Agreement to be entered into with respect to such hotel and all applicable franchise regulatory requirements, as determined by Wyndham, whether pursuant to Section 3 or otherwise. The parties further agree that such Franchise Agreement will be entered into not later than fifteen (15) days following the date of this Agreement.

              (c) Management. Each Franchised Hotel shall initially be (i) leased by AGT to the Lessee and (ii) managed by AGHI. Wyndham shall have the right to approve any management agreement between the Lessee and AGHI with respect to any Franchised Hotel that is other than substantially in the form attached hereto as Exhibit C (the "MANAGEMENT AGREEMENT"). The Company represents and warrants to Wyndham that the form of the Management Agreement is substantially the form of management agreement that is utilized as of the date hereof between the Lessee and AGHI with respect to the management of hotels owned by AGT.

              (d) Notice of Acquisition Agreement. AGT shall notify Wyndham in writing no later than fifteen (15) calendar days (or at such earlier time as any other non-affiliated AGT Person shall be so notified by AGT) following the execution by AGT of any definitive agreement to purchase a hotel that is eligible to become a Franchised Hotel (each, an "ACQUISITION NOTICE"). Following delivery of the Acquisition Notice, AGT shall promptly provide to Wyndham such information as Wyndham shall reasonably request concerning the hotel or hotels referred to in such notice, including AGT's bona fide pro forma financial projections for such hotel or hotels following its or their conversion to the "Wyndham" name and any such other information as Wyndham shall reasonably request to substantiate its compliance with all federal and state franchise laws and whether Common Stock or OP Units would be issued to Wyndham pursuant to Section 4 hereof.

              (e) Offer and Election to Franchise. Wyndham shall have fourteen (14) calendar days immediately following the receipt by Wyndham of the information described in Section 2(d) hereof to deliver to AGT in writing Wyndham's irrevocable, binding offer (the "OFFER") to AGT to make the hotel(s) that are the subject of the Acquisition Notice a Franchised Hotel. In the event that Wyndham shall make such Offer, Wyndham shall be deemed to have affirmatively accepted the pro forma projections (the "ACCEPTED FINANCIAL PROJECTIONS") provided to Wyndham by AGT pursuant to Section 2(d) hereof; provided, however, that Wyndham's acceptance of the Accepted Financial Projections shall not be deemed to constitute, and the Company hereby acknowledges that such acceptance shall not constitute, a representation by Wyndham that such Accepted Financial Projections shall be achieved or realized at such hotel or hotels. AGT shall have fourteen (14) calendar days after the receipt of the Offer (or such longer period as may be required by applicable law) to deliver to Wyndham a notice (the "Acceptance Notice") accepting the Offer.

              (f) Execution of Franchise Agreement. In the event that AGT shall accept the Offer, Wyndham, AGT and the Lessee shall enter into and execute a Franchise Agreement with respect to such hotel or hotels on or prior to the date on which the acquisition of such hotel by AGT shall be consummated, or at such other time as shall be mutually agreed upon by the parties thereto.

              (g) Confidentiality. Any and all information provided by AGT or any of the AGT's Representatives to Wyndham or any of Wyndham's Representatives pursuant to Section 2(d) hereof shall be kept confidential and, except as may be required by law or pursuant to a request by a governmental department or agency, shall not, without AGT's prior written consent, be disclosed





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by Wyndham or Wyndham's Representatives, in any manner whatsoever, in whole or in part, and shall not be used for any other purposes.

       3. Fractional Franchise. The transactions contemplated by Section 2(b) of this Agreement (as well as certain other future transactions contemplated by Section 2(a) hereof) are intended to satisfy the requirements of the fractional franchise exemption pursuant to the Federal Trade Commission's Trade Regulation Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" ("FTC RULE") and other exemptions under applicable state laws. Accordingly, on the date of this Agreement and as a condition to the execution of a Franchise Agreement, AGT shall be required to represent and warrant to Wyndham the following: (a) that the Lessee and/or its current directors or executive officers (or the directors or executive officers of the Lessee's corporate general partner) have been in the type of business represented by the franchise relationship for more than the past two (2) years; (b) that the Lessee does not anticipate that it will execute more than one (1) Franchise Agreement in any one (1) year, or, if the Lessee anticipates that it will execute more than one
(1) Franchise Agreement in any one (1) year, that the aggregate sales arising from the relationships by the Franchise Agreements to be executed pursuant hereto will not represent more than twenty percent (20%) of the sales in dollar volume of the Lessee or, in Wyndham's discretion and if applicable, of the Lessee Entities (as hereinafter defined); and (c) that neither the Lessee nor, as applicable, the Lessee Entities, have any present plans to sell, prior to one (1) year after the opening of any of the Pending Hotels any portion of their business, where such sale would result in a decrease in the aggregate of the Lessee's, or as applicable, the Lessee Entities', gross sales, such that the gross sales of such Pending Hotels would represent more than twenty percent (20%) of such aggregate gross sales. "LESSEE ENTITIES" means the Lessee, together with any subsidiaries in which Lessee owns a Controlling Interest (as hereinafter defined), and any Person with a Controlling Interest in the Lessee. "CONTROLLING INTEREST" means, with respect to the Lessee, any other Person controlling, controlled by or under common control with the Lessee as determined by Wyndham in its sole discretion. For purposes of this Section 3, "CONTROL" means the ability to direct the policies and operations of a Person.

       4.     Subscription of Common Stock and OP Units.

              (a) Subscription. Except with respect to the Pending Hotel and those other hotels set forth below in this Section 4(a), for each and every Franchised Hotel with respect to which a Franchise Agreement shall be entered into, Wyndham will be deemed to have subscribed to and shall purchase shares of Common Stock, in an amount and at a purchase price as provided in Section 4(b) hereof; provided, however, that if the issuance of the Common Stock will (i) violate the Company's share ownership limitations set forth in its articles of incorporation that are designed to preserve its status as a REIT, or (ii) violate the Securities Act or the Exchange Act, or any of the rules promulgated under either the Securities Act or the Exchange Act, including, without limitation, the integration of that issuance with any other securities offering by the Company, as shall be reasonably determined by the Company based upon the advice of independent legal counsel, then Wyndham (i) shall have no right or obligation pursuant to this Section 4(a) to purchase shares of Common Stock, and (ii) will be deemed to have subscribed to and shall purchase units of limited partnership interest ("OP UNITS") in the Operating Partnership, in an amount and at a purchase price as provided in Section 4(b) hereof. In the event the Pending Hotel becomes a Franchised Hotel, Wyndham will be deemed to have subscribed to and shall purchase 112,969 shares of Common Stock at a price of





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
$22.13 per share, equal to an aggregate purchase price of $2,500,000; provided, however, that Wyndham shall have no right or obligation to purchase such shares of Common Stock unless it obtains the prior written consent of its lenders under its bank credit facility (whether current or future, the "BANK FACILITY"); provided, further, however that in the event that Wyndham shall not obtain such prior written consent of its lenders under the Bank Facility prior to the date of the Closing, Wyndham's franchise fees with respect to the Pending Hotel shall be reduced by fifty (50) basis points. For purposes of this Section 4(a), the Four Points by Sheraton located in Marietta, Georgia, the Fred Harvey Albuquerque Airport Hotel located in Albuquerque, New Mexico and the Days Inn located in Orlando, Florida shall not, upon their conversion to a Wyndham brand, be considered a Franchised Hotel. The obligation to purchase Common Stock or OP Units pursuant to this Agreement is subject to the satisfaction of the conditions set forth in Section 4(g) and Section 11 of this Agreement and to Wyndham obtaining the prior written consent of its lenders under the Bank Facility; provided, however, that in the event that Wyndham shall not obtain such prior written consent of its lenders under the Bank Facility prior to the date of a Closing, Wyndham's franchise fees with respect to the hotel in question shall be reduced by fifty (50) basis points.

              (b) Number of Shares of Common Stock and OP Units; Purchase Price. The number of shares of Common Stock or OP Units to be purchased pursuant to Section 4(a) hereof shall be equal to the nearest whole number determined by dividing (i) an amount equal to nine (9) times the total estimated franchise fees, based on the Accepted Financial Projections, to be paid to Wyndham in respect of the Franchised Hotel during the first twelve (12) months following conversion to the "Wyndham" name, by (ii) the price per share of Common Stock or per OP Unit to be paid by Wyndham determined as set forth below. The price per share of Common Stock or OP Unit to be paid by Wyndham shall be paid in cash and shall be equal to the average closing sale price of the Common Stock on the New York Stock Exchange for the thirty (30) trading days immediately preceding the earlier of (i) the public announcement by AGT of its proposed acquisition of the hotel in question or (ii) Wyndham's Offer to AGT to make the hotel a Franchised Hotel.

              (c) Closing. Each and every closing (a "CLOSING") for the purchase of the shares of Common Stock or OP Units by Wyndham pursuant to
Section 4(a) hereof shall be held not later than thirty (30) calendar days immediately following the conversion of a Franchised Hotel by AGT to the "Wyndham" name pursuant to a Franchise Agreement.

              (d) Certificates. At each and every Closing at which Common Stock is issued pursuant to this Agreement, the Company shall issue to Wyndham one or more certificates representing the whole number of shares of Common Stock that shall have been purchased by Wyndham pursuant to Section 4(a) hereof. All certificates representing shares of Common Stock issued pursuant to this Section 4 shall bear the following legend:

              THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR





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              THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY
              TO THE ISSUER, IS AVAILABLE.

              (e) Issuance of OP Units. In the event that the Company shall issue to Wyndham OP Units pursuant to Section 4(a) hereof, (i) the Company shall cause the books and records of the Operating Partnership to reflect the ownership and purchase of such OP Units by Wyndham, and if requested by Wyndham, cause the Operating Partnership to furnish to Wyndham evidence of such ownership, and (ii) the Company, the Operating Partnership and Wyndham shall enter into and execute on the date of the Closing of such issuance an Exchange Rights Agreement substantially in the form attached hereto as Exhibit D.

              (f) Payment for Common Stock and Units. Upon receipt by Wyndham of certificates representing shares of Common Stock or OP Units, Wyndham shall promptly pay to the Company or the Operating Partnership, as the case may be, by wire transfer in immediately available funds or by certified or bank cashier's check, the purchase price for such shares of Common Stock or OP Units as shall be calculated pursuant to Section 4(b) hereof.

              (g) Certain Filings. If necessary and as required by applicable law in order to permit the sale of Common Stock or OP Units to occur pursuant to this Agreement, the Company and Wyndham shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate in any action by or in respect of, or filing with, the Federal Trade Commission or the United States Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") or any other action by or in respect of, or filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency. If required by applicable law, the expiration or early termination of the waiting period under the HSR Act shall be a condition to Closing any sale of Common Stock or OP Units pursuant to this Agreement.

       5. Lock-up. In the event that Wyndham shall purchase or otherwise acquire shares of Common Stock or OP Units pursuant to Section 4 hereof, Wyndham hereby irrevocably agrees that, without the prior written consent of the Company, Wyndham shall not (and shall not announce or disclose any intention to), and shall cause each of its affiliates not to, sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock or OP Units acquired pursuant to this Agreement, for a period of 180 calendar days immediately following the date such shares of Common Stock or OP Units shall have been issued to Wyndham pursuant to Section 4(d) or Section 4(e) hereof; provided, however, that the foregoing shall not restrict any transfer of Common Stock or OP Units acquired pursuant to this Agreement to WYN or any direct or indirect wholly-owned subsidiary of WYN, or any bona fide pledge to secure indebtedness or any transfer upon foreclosure thereof, if the transfer or pledge is subject to the condition that the transferee is bound by the foregoing restrictions. At each Closing, Wyndham shall enter into a lock-up letter substantially in the form attached hereto as Exhibit E.

       6. Representations and Warranties of the Company and the Operating Partnership.





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              The Company and the Operating Partnership hereby represent and warrant to Wyndham as follows:

              (a) Organization of the Company and the Operating Partnership. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland, has full power and authority to conduct its business as presently being conducted and to own and lease its properties and assets. The Operating Partnership is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware, has full power and authority to conduct its business as presently being conducted and to own and lease its properties and assets. Each of the Company and the Operating Partnership is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary under applicable laws as the result of the conduct of its business, or the ownership of its properties, except where the failure to be so qualified and in good standing would not have a material adverse effect.

              (b) Authorization. Each of the Company and the Operating Partnership has all necessary power and authority and has taken all corporate or partnership action (as the case may be) and has obtained all corporate or partnership approvals (as the case may be) necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and no other proceedings on the part of the Company or the Operating Partnership are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and the Operating Partnership and is a valid, binding and enforceable obligation of the Company and the Operating Partnership, enforceable against each of them in accordance with its terms.

              (c) No Conflict or Violation. Except for the consents required under the Line of Credit with respect to the issuance of OP Units pursuant to Section 4(a) hereof, neither the execution, delivery and performance of this Agreement by the Company or the Operating Partnership nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the certificate of incorporation or by-laws of the Company, or the limited partnership agreement of the Operating Partnership, (ii) a breach of, or a default under any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which the Company or the Operating Partnership is a party, which breach or default would have a material adverse effect, or (iii) a violation by the Company or the Operating Partnership of any law, statute, rule, regulation, ordinance, standard, code, order, judgment, decision, writ, injunction, decree, award or other governmental restriction including, without limitation, any policy or procedure issued or enforced by any governmental authority, which violation would have a material adverse effect.

              (d) Authorized Shares of Common Stock and the Operating Partnership. Any and all shares of Common Stock and OP Units that may be issued to Wyndham pursuant to this Agreement shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, charges, claims, and encumbrances of any kind or nature whatsoever (other than those created by Wyndham or pursuant to Section 5 hereof), including any preemptive rights.

              (e) Consents and Approvals. Except for all filings, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, the consent and approval





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
of the Lenders in connection with the issuance of OP Units pursuant to Section 4(a) hereof, and any Company stockholder approvals required by the rules of the New York Stock Exchange, Inc. (the "NYSE"), no consent, approval or authorization of, or declaration, filing or registration with, any governmental authority, or any other person, organization or entity, is required to be made or obtained by the Company or the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

              The foregoing representations and warranties are true and accurate as of the date hereof, or such other date as of which they are deemed to be made, and shall be true and accurate as of the date of each Closing as a condition to the obligation of Wyndham to purchase Common Stock and OP Units on the Closing.

           7.     Representations and Warranties of Wyndham and WHC.

              Wyndham and WHC hereby represent and warrant to the Company and the Operating Partnership as follows:

              (a) Organization of Wyndham. Each of Wyndham and WHC is duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to conduct its business as presently being conducted and to own and lease its properties and assets. Each of Wyndham and WHC is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary under applicable laws as the result of the conduct of its business, or the ownership of its properties, except where the failure to be so qualified and in good standing would not have a material adverse effect.

              (b) Authorization. Each of Wyndham and WHC has all necessary corporate power and authority and has taken all corporate action and has obtained all corporate approvals necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and no other proceedings on the part of Wyndham or WHC are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Wyndham and WHC and is a valid, binding and enforceable obligation of Wyndham and WHC, enforceable against each of them in accordance with its terms.

              (c) No Conflict or Violation. Except for the consents required under the Bank Facility, neither the execution, delivery and performance of this Agreement by Wyndham or WHC nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the certificate of incorporation, by-laws of Wyndham or WHC, (ii) a breach of, or a default under any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Wyndham or WHC is a party, which breach or default would have a material adverse effect, or (iii) a violation by Wyndham or WHC of any law, statute, rule, regulation, ordinance, standard, code, order, judgment, decision, writ, injunction, decree, award or other governmental restriction including, without limitation, any policy or procedure issued or enforced by any governmental authority, which violation would have a material adverse effect.





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
              (d) Consents and Approvals. Except for all filings, consents and approvals as may be required under, and other applicable requirements of, the Bank Facility and the HSR Act, no consent, approval or authorization of, or declaration, filing or registration with, any governmental authority, or any other person, organization or entity, is required to be made or obtained by Wyndham or WHC in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

              (e) Purchase Not for Distribution. Each of Wyndham and WHC understands that neither the shares of Common Stock nor the OP Units to be issued hereby have been registered under the Securities Act, or any state securities acts, and are instead being offered and sold in reliance on an exemption from such registration requirements. The shares of Common Stock and OP Units for which Wyndham hereby subscribes are being acquired solely for its own account, for investment, and are not being purchased with a view to, or for resale in connection with, any distribution, subdivision or fractionalization thereof, in violation of such laws and Wyndham has no present intention to enter into any contract, undertaking, agreement or arrangement with respect to any such resale.

              (f) Awareness of Risks. Wyndham is aware of the risks involved in making an investment in the shares of Common Stock and in the OP Units. Wyndham has had an opportunity to ask questions of, and to receive answers from, the Company and the Operating Partnership, or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment.
              (g) Accredited Investor. Wyndham is an accredited investor as that term is defined in Rule 501 and Regulation D of the Securities Act.

              The foregoing representations and warranties are true and accurate as of the date hereof, or such other date as of which they are deemed to be made, and shall be true and accurate as of the date of each Closing as a condition to the obligation of the Company and the Operating Partnership to issue shares of Common Stock and OP Units on the Closing.

       8. Non-Exclusive Right to Purchase. (a) During the term of this Agreement, in the event that (x) WYN or WHC shall enter into a definitive agreement to purchase a hotel or a group of hotels, and (y) WYN or WHC either
(A) intends to assign such agreement to a REIT or (B) intends to enter into a sale-leaseback arrangement with a REIT simultaneously with such purchase, WYN or WHC, as the case may be, shall, prior to assigning such agreement or entering into such sale-leaseback arrangement, include AGT in any solicitation of REITs to acquire such hotels by sending AGT a copy of such definitive agreement not later than the time it is furnished to any other REIT. The confidentiality of the information provided in this Section 8(a) shall be maintained by AGT on the same basis as is set forth in Section 2(g) hereof.

              (b) WYN covenants and agrees that during the term of this Agreement if any direct or indirect wholly-owned subsidiary of WYN other than WHC proposes to enter into a transaction of the type described in Section 8(a) hereof, WYN shall cause such subsidiary to comply in all respects with the requirements set forth above.

       9. Registration Rights Agreement. At the initial Closing, the parties hereto shall enter into and execute a registration rights agreement substantially in the form attached hereto as Exhibit F (the "REGISTRATION RIGHTS AGREEMENT") with respect to shares of Common Stock issued to Wyndham pursuant to Section 4(a) hereof or upon exchange of OP Units.

       10. NYSE Listing. The Company shall use its best efforts to list prior to a Closing any and all shares of Common Stock issued to Wyndham pursuant to Section 4(a) hereof on the NYSE.

       11. Stockholder Approval. In the event that any NYSE rule or regulation shall require stockholder approval of any action taken by the Company pursuant to this Agreement, the Company shall not be required to issue shares of Common Stock or OP Units to Wyndham pursuant to Section 4(a) hereof without first obtaining such stockholder approval pursuant to such NYSE rule or regulation, and the Company shall use its reasonable best efforts to cause such approval to be effectuated as soon as practicable.

       12. Consent of Lenders. Wyndham shall use its reasonable best efforts to obtain the written consent of its lenders under its Bank Facility prior to the consummation of any Closing.

       13. Termination. (a) Consent of Lenders. In the event that Wyndham shall not obtain the prior written consent of its lenders under its Bank Facility in any two Closings during the term hereof, the Company shall have the right to terminate this Agreement; provided, however, that any transactions consummated prior to such termination shall not be terminated and shall remain valid and in full force and effect, and such termination shall have no effect on any Franchise Agreement, Registration Rights Agreement, Exchange Rights Agreement or lock-up letter executed pursuant to this Agreement.

              (b) Change of Control. Upon the occurrence of a "change in control" (as hereinafter defined) in any of the Lessee, WYN, AGHI or AGT (collectively, the "ENTITIES"), each of Wyndham and AGT shall have the right at any time following such occurrence to terminate this Agreement; provided, however, that any transactions consummated prior to such termination shall not be terminated and shall remain valid and in full force and effect, and such termination shall have no effect on any Franchise Agreement, Registration Rights Agreement, Exchange Rights Agreement or lock-up letter executed pursuant to this Agreement. For purposes of this Section 13, "change of control" shall mean:

              (x) any merger or consolidation of any of the Entities with or into any Person, or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of any of the Entities, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the shares of the total voting power of such Entity; provided, however, that the foregoing shall not apply to the acquisition of such shares by any "person" or "group" comprised solely of Trammell or Margaret Crow, or any lineal descendant of Trammell and Margaret Crow, or any trust of which not less than 75% of the beneficial interests are held by

              Trammell or Margaret Crow or such lineal descendants, or any partnership, corporation or other entity of which not less than 75% of the outstanding equity interests are owned directly or indirectly by Trammell or Margaret Crow or such descendants (the "CROW INTERESTS");

              (y) any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of such Entity provided, however, that the foregoing shall not apply to the acquisition of such voting power by any "person" or "group" comprised solely of the Crow Interests; or

              (z) during any period of twelve (12) consecutive months, individuals who at the beginning of such twelve-month period constituted the Board of Directors of any of the Entities cease for any reason to constitute a majority of the Board of Directors of such Entity then in office.

       14.    Miscellaneous.

       (a) Term. Except as otherwise provided in Section 13 hereof, the terms and provisions of this Agreement shall commence on the date hereof and shall terminate on December 31, 1999.

       (b) Public Announcements. So long as this Agreement is in effect, neither the Company nor Wyndham nor any of the affiliates which either of them control shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the transactions contemplated hereby (including those under the Registration Rights Agreement) without the prior consultation of the other party, except as may be required by law or by obligations pursuant to any listing agreement with a national securities exchange, provided that each party shall use its best efforts to consult with the other party prior to any such issuance.

       (c) Expenses. Except as otherwise provided in the Registration Rights Agreement and the Franchise Agreement, all costs and expenses incurred in connection with this Agreement, the Registration Rights Agreement and the Franchise Agreement, and the consummation of the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

       (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and Wyndham.

       (e) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: (i) upon receipt if personally delivered; (ii) when transmitted with confirmation of transmission if transmitted by telecopy or facsimile; (iii) the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight courier service (e.g., Federal Express); and

(iv) upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent:

                            If to the Company, to:

                            American General Hospitality Corporation
                            3860 West Northwest Highway
                            Suite 300
                            Dallas, Texas  75220
                            Facsimile: (214) 351-0568
                            Attention: Steven D. Jorns

                            with a copy to:

                            Battle Fowler LLP
                            Park Avenue Tower
                            75 East 55th Street
                            New York, New York  10022
                            Facsimile:  (212) 856-7823
                            Attention:  Steven L. Lichtenfeld, Esq.

                            If to Wyndham, to:

                            Wyndham Hotel & Resorts
                            2001 Bryan Street
                            Suite 2300
                            Dallas, Texas  75201-3075
                            Facsimile: (214) 863-1262
                            Attention:  Michael R. Silverman

                            with a copy to:

                            Locke Purnell Rain Harrell
                            2200 Ross Avenue
                            Suite 2200
                            Dallas, Texas  75201-6776
                            Facsimile: (214) 740-8800
                            Attention: M. Charles Jennings, Esq.

       (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

       (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

       (i) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

       (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

       (k) Assignability. The parties to this Agreement may not assign their rights or obligations under this Agreement without the prior written consent of the other party to this Agreement.

       IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.



                                       AMERICAN GENERAL HOSPITALITY CORPORATION


                                       By:  /s/  STEVEN D. JORNS
                                          -------------------------------------
                                          Name:  Steven D. Jorns
                                          Title:

                                       AMERICAN GENERAL HOSPITALITY
                                       OPERATING PARTNERSHIP, L.P.


                                       By:  /s/  STEVEN D. JORNS
                                          -------------------------------------
                                          Name:  Steven D. Jorns
                                          Title:

                                       WHC FRANCHISE CORPORATION


                                       By:  /s/  MICHAEL R. SILVERMAN
                                          -------------------------------------
                                          Name:  Michael R. Silverman
                                          Title: Authorized Agent

                                       WHC DEVELOPMENT CORPORATION


                                       By:  /s/  MICHAEL R. SILVERMAN
                                          -------------------------------------
                                          Name:  Michael R. Silverman
                                          Title: Authorized Agent

Accepted and agreed with
respect to Section 8(b) hereof:

       WYNDHAM HOTEL CORPORATION

       By:  /s/  MICHAEL R. SILVERMAN
          --------------------------------------------
          Name:  Michael R. Silverman
          Title: Authorized Agent

================================================================================





                           MASTER ALLIANCE AGREEMENT

                          Dated as of January 9, 1997

                                  by and among

                   AMERICAN GENERAL HOSPITALITY CORPORATION,

            AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                      and

                           WHC FRANCHISE CORPORATION,

                          WHC DEVELOPMENT CORPORATION




================================================================================

                                   EXHIBIT A

                         [FORM OF FRANCHISE AGREEMENT]

                                  EXHIBIT B

              1.     LeBarron Hotel in San Jose, California

                                   EXHIBIT C

                         [FORM OF MANAGEMENT AGREEMENT]

                                   EXHIBIT D

                      [FORM OF EXCHANGE RIGHTS AGREEMENT]

                                   EXHIBIT E

                            [FORM OF LOCK-UP LETTER]

                                   EXHIBIT F

                    [FORM OF REGISTRATION RIGHTS AGREEMENT]